Exhibit 99.15

                             EMPIRE GLOBAL CORP.
                             (the "Corporation")

                              DISCLOSURE POLICY


Objective and Scope

The objective of this disclosure policy is to ensure that communications to the investing public about the Corporation are:

    (a) timely, factual and accurate; and

    (b) broadly disseminated in accordance with all applicable legal and regulatory requirements.

This disclosure policy confirms in writing our existing disclosure policies and practices. Its goal is to raise awareness of the Corporation's approach to disclosure among the board of directors, senior management, employees and consultants.

This disclosure policy extends to all employees, consultants and the board of directors of the Corporation and its subsidiaries and those individuals authorized to speak on behalf of the Corporation or its subsidiaries (collectively referred to as the "Policy Participants"). It covers disclosure in documents filed with the securities regulators and written statements made in the Corporation's annual and quarterly reports, news releases, letters to shareholders, presentations by senior management and information contained on the Corporation's web site and other electronic communications. It extends to oral statements made in meetings and telephone conversations with analysts and investors, interviews with the media as well as speeches, press conferences and conference calls.

If you have any questions regarding the contents of this disclosure policy and how it applies to you or you are unsure whether or not you may trade in a given circumstance, you should contact the President & Chief Executive Officer ("CEO") or Chief Financial Officer ("CFO") for assistance.


Disclosure Policy Committee

The board of directors has established a disclosure policy committee ("Committee") responsible for overseeing the Corporation's disclosure practices. The Committee consists of the CEO and the CFO. Other senior executives will be consulted as required.

The Committee will set benchmarks for a preliminary assessment of materiality and will determine when developments justify public disclosure. The Committee will meet as conditions dictate. It is essential that the Committee be kept fully apprised of all pending material developments relating to the Corporation in order to evaluate and discuss those events and to determine the appropriateness and timing for public release of information. If it is deemed that the information should remain confidential, the Committee will determine how that inside information will be controlled. The Committee will review and update, if necessary, this disclosure policy on an annual basis or as needed to ensure compliance with changing regulatory requirements. The Committee will report to the board of directors as requested.



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Principles of Disclosure of Material Information

Material information is any information relating to the business and affairs of the Corporation that results in, or would reasonably be expected to result in, a significant change in the market price or value of the Corporation's securities or that would reasonably be expected to have a significant influence on a reasonable investor's investment decisions. Material information is a broader concept than "material change" since it encompasses material facts that may not necessarily include a "material change".

In complying with the requirement to disclose forthwith all material information under applicable laws and stock exchange rules, the Corporation will adhere to the following basic disclosure principles:

    (a) Material information will be publicly disclosed immediately via news release. Examples of types or events or information likely to be material and requiring immediate disclosure as referred to above include the following:

        (i) Changes in Corporate Structure
            * Changes in share ownership that may affect control of the issuer

            * Changes in corporate structure, such as reorganization, amalgamations etc.

            * Take over bids or issuer bids

        (ii) Acquisitions and Dispositions

            * Significant corporate acquisitions or dispositions of assets, property or joint venture interests

            * Acquisitions of other companies, including a take-over bid for or merger with another company

        (iii) Changes in Capital Structure

            * Changes in capital structure (including public or private sale of additional securities, planned repurchases or redemption of securities, planned splits or consolidations, offerings of warrants or rights to buy shares, grants of options to officers and directors, changes to rights of security holders, initiation of a proxy dispute etc.)

        (iv) Changes in Credit Arrangements

            * Borrowing or lending of a significant amount of funds (i.e. credit facilities)

            * Mortgaging or encumbering any of the company's assets

            * defaults under debt obligations, agreements to restructure debt or planned enforcement procedures by a bank or other creditor

            * Changes in rating agency decisions

            * Significant new credit arrangements

        (v) Changes in Business and Operations


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            * Development of new products and developments affecting the
            Corporation's resources, technology, products or markets

            * Significant new contracts, products, patents or services or significant losses of contracts or business

            * Changes in capital investment plans or corporate objectives

            * Changes to the board of directors or executive management

            * Commencement of or developments in material legal proceedings or regulatory matters

            * Disputes or disputes with major contractors or suppliers

            * Waiver of corporate ethics and conduct rules of officers, directors and key employees

            * Notice that reliance on a prior audit is no longer permissible

            * De-listing of the Corporation's securities or movement from one quotation system or exchange to another

        (vi) Changes in Financial Results

             * Significant increase or decrease in near-term earnings
            prospects

            * Unexpected changes in the financial results for any periods

            * Significant shifts in financial circumstances, such as cash flow reductions, major asset write-offs or write downs

            * Changes in the value or composition of the Corporation's assets

            * Material change in the Corporation's accounting policies

        (vii) Other

            * Any other developments related to the business and affairs of the issuer that would reasonably be expected to significantly affect the market price or value of any of the issuer's securities or that would reasonably be expected to have a significant influence on a reasonable investor's investment decision.

The above list is not exhaustive and is not a substitute for the Corporation exercising its own judgment in making a materiality determination. An immediate statement containing the major points of the material information is the first objective. Additional details may follow in a further news release. When several significant actions are resolved or occur at one time, disclosure of all should be released immediately so that the full implications may be assessed by the public. Certain developments will require disclosure at the proposal stage or before an event actually occurs if the proposal gives rise to material information at that stage. Announcement of an intention to proceed with a transaction or activity giving rise to material information should be made when a decision has been made to proceed by the board of directors or senior management with the expectation of concurrence from the board of directors. Updates should be announced every 30 days unless the original announcement indicated that an update would be disclosed on a specific date. In addition,

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prompt disclosure is required of any material change to the proposed transaction or to the previously disclosed information. While it is the responsibility of the Committee to determine what information is material in the context of the Corporation's business, the Committee may consult with the regulation services of the applicable regulatory authority when in doubt as to whether disclosure should be made.

    (b) In certain circumstances, the Committee may determine that such disclosure may be unduly detrimental to the Corporation (for example if release of the information would prejudice negotiations in a corporate transaction), in which case the information will be immediately brought to the attention of the board of directors and will be kept confidential until the Committee determines it is appropriate to publicly disclose. In such circumstances, the Committee will cause a confidential material change report to be filed with the applicable securities regulators, and will periodically (at least every 5 days) review its decision to keep the information confidential (also see "Rumours"). The Committee will only withhold material information from public disclosure where there is a reasonable basis to do so and when the basis for maintaining confidentiality ceases to exist, shall promptly disclose such material information to the public. At any time when material information is withheld from the public, the Corporation is under a duty to take precautions to keep such information completely confidential. Such information should not be disclosed to any officers, consultants, employees or advisors of the Corporation except in the necessary course of business and make sure that there is no selective disclosure of confidential information to third parties. The Corporation should ensure that when such information is disclosed in the necessary course of business all recipients are aware that it must be kept confidential. If the material information being treated as confidential becomes disclosed in some manner, the Corporation shall promptly disclose publicly in the proper manner.

    (c) Disclosure must include any information, the omission of which would make the rest of the disclosure misleading (half truths are misleading).

    (d) Unfavourable material information must be disclosed as promptly and completely as favourable information. The guiding principle should be to communicate clearly and accurately the nature of the information, without including unnecessary details, exaggerated reports or editorial commentary designed to colour the investment community's perception of the announcement one way or the other. Disclosure should be factual and balanced.

    (e) No selective disclosure. Previously undisclosed material information must not be disclosed to selected individuals (for example, in an interview with an analyst or in a telephone conversation with an investor). If previously undisclosed material information has been inadvertently disclosed to an analyst or any other person not bound by an express confidentiality obligation, such information must be broadly disclosed immediately via news release.

    (f) Disclosure on the Corporation's web site alone does not constitute adequate disclosure of material information.

    (g) Disclosure must be corrected immediately if the Corporation subsequently learns that earlier disclosure by the Corporation contained a material error at the time it was given.




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Maintaining Confidentiality

Any Policy Participant privy to confidential information is prohibited from communicating such information to anyone else, unless it is necessary to do so in the course of business. Efforts will be made to limit access to such confidential information to only those who need to know the information and such persons will be advised that the information is to be kept confidential.

Outside parties privy to undisclosed material information concerning the Corporation will be told that they must not divulge such information to anyone else, other than in the necessary course of business. Such outside parties will confirm their commitment to non-disclosure in the form of a written confidentiality agreement. In order to prevent the misuse or inadvertent disclosure of material information, the procedures set forth below should be observed at all times:

    (a) Documents and files containing confidential information should be kept in a safe place to which access is restricted to individuals who "need to know" that information in the necessary course of business and code names should be used if necessary.

    (b) Confidential matters should not be discussed in places where the discussion may be overheard, such as elevators, hallways, restaurants, airplanes or taxis.

    (c) Confidential matters should not be discussed on wireless telephones or other wireless devices.

    (d) Confidential documents should not be read or displayed in public places and should not be discarded where others can retrieve them.

    (e) Employees must ensure they maintain the confidentiality of information in their possession outside of the office as well as inside the office.

    (f) Transmission of documents by electronic means, such as by fax or directly from one computer to another, should be made only where it is reasonable to believe that the transmission can be made and received under secure conditions.

    (g) Unnecessary copying of confidential documents should be avoided and documents containing confidential information should be promptly removed from conference rooms and work areas after meetings have concluded. Extra copies of confidential documents should be shredded or otherwise destroyed.

    (h) Access to confidential electronic data should be restricted through the use of passwords.


Designated Spokespersons

The Corporation designates a limited number of spokespersons responsible for communication with the investment community, regulators or the media. The CEO and the CFO shall be the official spokespersons for the Corporation. Individuals holding these offices may, from time to time, designate others within the Corporation to speak on behalf of the Corporation as back-ups or to respond to specific inquiries. Policy Participants who are not authorized spokespersons must not respond under any circumstances to inquiries from the investment community, the media or others, unless specifically asked to do so by an authorized spokesperson. All such inquiries shall be referred to the CEO or CFO.

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News Releases

Once the Committee determines that a development is material, it will initiate the appropriate process to cause the issuance of a news release on a timely basis, unless the Committee determines that such developments must remain confidential for the time being, appropriate confidential filings are made and control of that inside information is instituted. Should a material statement inadvertently be made in a selective forum, the Corporation will immediately issue a news release in order to fully disclose that information.

Annual and interim financial results will be publicly released as soon as practicable following board approval or review, as the case may be, of the financial statements summarized in such results. Press releases with respect to the annual and interim financial results should be reviewed and approved either by the Audit Committee or the Board prior to dissemination. Press releases relating to the announcement of very significant events for the Corporation such as a merger or acquisition, or a major sale or contract out of the ordinary course of business, should be reviewed and approved by the Board prior to dissemination.

News releases will be disseminated through an approved news wire service that provides simultaneous national and/or international distribution. News releases will be transmitted to all stock exchange members, relevant regulatory bodies, major business wires, national financial media and, at the option of the Corporation, the local media in areas where the Corporation has its headquarters or operations.

News releases will be posted on the Corporation's web site immediately after release over the news wire.


Rumours

The Corporation generally does not comment, affirmatively or negatively, on rumours. This also applies to rumours on the internet. The Corporation's spokespersons will respond consistently to those rumours, saying, "It is our policy not to comment on market rumours or speculation."

Should the stock exchange request that the Corporation make a definitive statement in response to a market rumour that is causing significant volatility in the stock, the Committee will consider the matter and decide whether to make a policy exception. If the rumour is true in whole or in part, the Corporation will immediately issue a news release disclosing the relevant material information.


Contacts with Analysts, Investors and the Media

Disclosure in individual or group meetings does not constitute adequate disclosure of information that is considered material non-public information. If the Corporation intends to announce material information at an analyst or shareholder meeting or a press conference or conference call, the announcement must be preceded by a news release.
The Corporation recognizes that meetings with analysts and significant investors are an important element of the Corporation's investor relations program. The Corporation will meet with analysts and investors on an individual or small group basis as needed and will initiate contacts or respond to analyst and investor calls in a timely, consistent and accurate fashion in accordance with this disclosure policy.


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The Corporation will provide only non-material information through individual and group meetings, in addition to regular publicly disclosed information, recognizing that an analyst or investor may construct this information into a mosaic that could result in material information.

The Corporation cannot alter the materiality of information by breaking down the information into smaller, non-material components.

The Corporation may maintain a "frequently asked questions" section on its web site and will provide the same sort of detailed, non-material information to individual investors or reporters that it has provided to analysts and institutional investors.

Spokespersons will keep notes of telephone conversations with analysts and investors and where practicable more than one Corporation representative will be present at all individual and group meetings. A debriefing will be held after such meetings and if such debriefing uncovers selective disclosure of previously undisclosed material information, the Corporation will immediately disclose such information broadly via news release.


Unintentional Selective Disclosure

Current securities legislation does not provide a safe harbour which allows a company to correct the unintentional selective disclosure of material information. If the Corporation identifies that unintentional selective disclosure has occurred, it will take immediate steps to ensure that a full public announcement is made. Such steps will include contacting the exchange on which its securities are listed or quoted and requesting that trading be halted pending the issuance of a news release and pending such issuance of the news release notifying all parties who have knowledge of the information that such information is material and that it has not been generally disclosed.


Reviewing Analyst Draft Reports and Models

It is the Corporation's policy to review, upon request, analysts' draft research reports or models.

The Corporation will review the report or model for the purpose of pointing out errors in fact based on publicly disclosed information. It is the Corporation's policy, when an analyst inquires with respect to his/her estimates, to question an analysts' assumptions if the estimate is significantly outside of the range of "Street" estimates and/or the Corporation's published earnings guidance. The Corporation will limit its comments in responding to such inquiries to non-material information. The Corporation will not confirm, or attempt to influence, an analyst's opinions or conclusions and will not express comfort with the analyst's model and earning estimates.

In order to avoid appearing to "endorse" an analyst's report or model, the Corporation will provide its comments orally or will attach a disclaimer to written comments to indicate the report was reviewed only for factual accuracy.


Distributing Analyst Reports

Analyst reports are proprietary products of the analyst's firm. Re-circulating a report by an analyst may be viewed as an endorsement by the Corporation of the report. For these reasons, the Corporation will not provide analyst reports through any means to persons outside of the Corporation including posting such

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information on its web site. The Corporation may post on its web site a complete list, regardless of the recommendation, of all the investment firms and analysts who provide research coverage on the Corporation. If provided, such list will not include links to the analysts' or any other third party web site or publications.


Forward-Looking Information

Generally, the Corporation should not disclose forward looking information ("FLI") unless required by law to do so, or unless the Corporation believes such disclosure will enhance a reasonable investor's investment decision, whether positively or negatively. Should the Corporation determine it has a reasonable basis and elects to disclose forward-looking information in continuous disclosure documents, speeches, conference calls, etc., the following guidelines will be observed.

    (a) FLI, if deemed material, will be broadly disseminated via news release, in accordance with this disclosure policy.

    (b) The FLI will be clearly identified as forward looking.

    (c) The Corporation will identify all material assumptions and factors used in the preparation of the FLI.

    (d) The FLI will be accompanied by a reasonable, meaningful cautionary statement that identifies, in very specific terms, the risks, uncertainties and material factors that may cause the actual results to differ materially from those projected in the statement, including a sensitivity analysis to indicate the extent to which different business conditions from the underlying assumptions may affect the actual outcome.

    (e) The FLI will be accompanied by a statement that disclaims the Corporation's intention or obligation to update or revise the FLI, whether as a result of new information, future events or otherwise. Notwithstanding this disclaimer, should subsequent events prove past statements about current trends to be materially off target, the Corporation may choose to issue a news release explaining the reasons for the difference. In this case, the Corporation will update its guidance on the anticipated impact on revenue and earnings (or other key metrics).


Managing Expectations

The Corporation will try to ensure, through its regular public dissemination of quantitative and qualitative information, that analysts' estimates are in line with the Corporation's own expectations. The Corporation will not confirm, or attempt to influence, an analyst's opinions or conclusions and will not express comfort with analysts' models and earnings estimates.

If the Corporation has determined that it will be reporting results materially below or above publicly held expectations, it will disclose this information in a news release in order to enable discussion without risk of selective disclosure.


Quiet Periods

In order to avoid the potential for selective disclosure or even the perception or appearance of selective disclosure, the Corporation will observe a quarterly

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quiet period, during which the Corporation will not initiate or participate in any meetings or telephone contacts with analysts and investors and no earnings guidance will be provided to anyone, other than responding to unsolicited inquiries concerning factual matters.


Disclosure Record

The CFO will maintain a five year file containing all public information about the Corporation, including continuous disclosure documents, news releases, analysts' reports, transcripts or tape recordings of conference calls, debriefing notes, notes from meetings and telephone conversations with analysts and investors, and newspaper articles.


Responsibility for Electronic Communications

This disclosure policy also applies to electronic communications. Accordingly, officers and personnel responsible for written and oral public disclosures shall also be responsible for electronic communications.

The CFO is responsible for updating the investor relations section of the Corporation's web site and is responsible, for monitoring all Corporation information placed on the web site to ensure it is accurate, complete, up-to-date and in compliance with relevant securities laws.

The Committee must approve all links from the Corporation web site to a third party web site. Any such links will include a notice that advises the reader that he or she is leaving the Corporation's web site and that the Corporation is not responsible for the contents of the other site.

Investor relations material shall be contained within a separate section of the Corporation's web site and shall include a notice that advises the reader that the information posted was accurate at the time of posting, but may be superceded by subsequent disclosures. All data posted to the web site, including text and audiovisual material, shall show the date such material was issued.

Any material changes in information must be updated immediately. The CFO will maintain a log indicating the date that material information is posted and/or removed from the investor relations web site. The minimum retention period for material corporate information on the web site shall be two years.

Disclosure on the Corporation's web site alone does not constitute adequate disclosure of information that is considered material non-public information. Any disclosures of material information on its web site will be preceded by the issuance of a news release. The CFO shall also be responsible for responses to electronic inquiries. Only public information or information which could otherwise be disclosed in accordance with this disclosure policy shall be utilized in responding to electronic inquires.

In order to ensure that no material undisclosed information is inadvertently disclosed, Policy Participants are prohibited from participating in Internet chat rooms or newsgroup discussions on matters pertaining to the Corporation's activities or its securities.







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Liability to Investors in the Secondary Market

Ontario has enacted legislation ("Bill 198") that gives investors in the secondary market the right to sue any public company and key related people for making public misrepresentations about the company or for failing to make timely disclosure as required by law.

Bill 198 provides secondary market investors with limited rights of action against an issuer of securities, its directors, responsible senior officers, "influential persons" (i.e. large shareholders with influence over disclosure), auditors and other responsible experts.

Secondary market investors have the right to seek limited compensation for damages suffered at a time when the issuer had made, and not corrected, public disclosure (either written or oral) that contained an untrue statement of a material fact or failed to make required material disclosure.

Investors have the right to sue whether or not they actually relied on the misrepresentation or failure to make timely disclosure.

The issuer and other possible defendants have varying defences based on the responsibility for the disclosure. For some types of disclosure, a person has a defence if that person conducted due diligence. For other types of disclosure, the person is not liable unless the plaintiff proves that the person knew about the misrepresentation, deliberately avoided acquiring knowledge or was guilty of gross misconduct in making the misrepresentation.

In order to limit potential exposure, the Committee will conduct or cause to be conducted a reasonable investigation of the disclosure to be released such that the Committee would be satisfied that there would be no reasonable grounds to believe that the document or oral statement contains any misrepresentation. Similarly the Committee will conduct or cause to be conducted a reasonable investigation to ensure that there would be no reasonable grounds to believe that a failure to make timely disclosure would occur.

Strict adherence to the Corporation's disclosure policy will minimize exposure to potential liabilities under the Securities Act (Ontario) as amended by Bill 198.


Communication and Enforcement

This disclosure policy extends to all employees, consultants and the boards of directors of the Corporation and its subsidiaries and those individuals authorized to speak on behalf of the Corporation or its subsidiaries (previously defined as the "Policy Participants"). New directors, officers, consultants and employees will be provided with a copy of this disclosure policy and will be directed to review the disclosure policy. This disclosure policy will be circulated to all Policy Participants on an annual basis and whenever changes are made.

If you have any questions regarding the contents of this disclosure policy and how it applies to you or you are unsure whether or not you may trade in a given circumstance, you should contact the CEO or CFO for assistance.




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All Policy Participants who violate this disclosure policy may face disciplinary action up to and including termination of his or her employment or relationship with the Corporation without notice. The violation of this disclosure policy may also violate certain securities laws. If it appears that a Policy Participant may have violated such securities laws, the Corporation may refer the matter to the appropriate regulatory authorities, which could lead to penalties, fines or imprisonment.